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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 1995 included in IRT Property Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended and restated under Form 10-K/A, Amendment No. 1 filed September 28, 1995, and to all references to our firm included in this registration statement.


Arthur Andersen LLP

Atlanta, Georgia
October 16, 1995